SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTREMED, INC.
(Exact Name of registrant as specified in its charter)

Delaware	58-1959440

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9640 Medical Center Drive
    Rockville, Maryland  20850
(Address, including zip code, of principal executive offices)

EntreMed, Inc. 2001 Long-Term Incentive Plan
(Full title of the plan)

John W. Holaday, Ph.D.
EntreMed, Inc.
9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:
Richard E. Baltz, Esq.
Arnold & Porter
555 12th Street, N.W. Washington, D.C. 20004
(202) 942-5124
______

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	unit (2)(3)	price (3)	registration fee

Common Stock, $.01 par value	1,000,000	$1.455	$1,455,000	$133.86

(1)	Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock issuable pursuant to the anti-dilution provisions of the 2001 Long-Term Incentive Plan.

(2)	Calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as reported on November 22, 2002 on the Nasdaq National Market which date is within 5 business days prior to the date of the filing of this Registration Statement.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

     This Registration Statement registers additional shares of EntreMed, Inc.’s (the “Company”) common stock, $.01 par value per share (the “Common Stock”), issuable under the Company’s 2001 Long-Term Incentive Plan (the “Plan”). The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (File No. 333-68048) registering 2,250,000 shares of its Common Stock issuable under the Plan (the “Original Registration Statement”). On June 24, 2002, the stockholders of the Company approved an amendment to the Plan that increases by 1,000,000 shares the total number of shares of Common Stock available for grant or award thereunder.

     In accordance with General Instruction E to Form S-8, except as set forth below, the contents of the Original Registration Statement are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed by EntreMed, Inc. (“Registrant” or “Company”) (File No. 000-20713) with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 12, 2002; and on Form 10-K/A for the year ended December 31, 2001, filed with the Commission on March 18, 2002.

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2002, filed with the Commission on November 14, 2002; on Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on August 14, 2002 and on Form 10-Q/A for the Quarter ended June 30, 2001, filed with the Commission on March 15, 2002; on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002; and on Form 10-Q/A for the Quarter ended June 30, 2001, filed with the Commission on March 15, 2002.

(c)	The description of the common stock of the Company, par value $0.01 per share (“Common Stock”), contained in a registration statement Form 8-A filed with the Commission on May 14, 1996, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 8.        Exhibits

Exhibit 4	EntreMed, Inc. 2001 Long-Term Incentive Plan, as amended.

Exhibit 5	Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1	Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of Ernst & Young LLP, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of EntreMed, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Rockville, State of Maryland, on November 27, 2002.

ENTREMED, INC. By: /s/ Neil J. Campbell

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Neil J. Campbell Neil J. Campbell	President and Chief Operating Officer (principal executive officer)	November 27, 2002

* Dane Saglio	Principal Accounting and Financial Officer	November 27, 2002

/s/ John H. Holaday John H. Holaday	Chairman of the Board and Chief Science Officer	November 27, 2002

* Wendell M. Starke	Vice Chairman of the Board and Director	November 27, 2002

* Donald S. Brooks	Director	November 27, 2002

* Jerry Finkelstein	Director	November 27, 2002

Jennie C. Hunter-Cevera	Director	November 27, 2002

* Peter S. Knight	Director	November 27, 2002

* Mark C.M. Randall	Director	November 27, 2002

*	By: /s/ John W. Holaday, Ph.D. John W. Holaday, Ph.D. Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit 4	EntreMed, Inc. 2001 Long-Term Incentive Plan, as amended, filed herewith.

Exhibit 5	Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1	Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2	Consent of Ernst & Young LLP, filed herewith.

Exhibit 24	Powers of Attorney of certain officers and directors of EntreMed, Inc.